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                                                                      EXHIBIT 11

                    CANNONDALE CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT FOR PER-SHARE DATA)
                                   (UNAUDITED)

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
                                                            THREE MONTHS ENDED
                                                      SEPTEMBER 28,     September 30,
                                                           1996               1995
                                                           ----               ----
PRIMARY EARNINGS PER SHARE COMPUTATION:

Average shares outstanding .............................   8,612             7,182

Net effect of options-
based on the treasury stock method .....................     440               386
                                                          ------            ------

Weighted average number of common shares
and equivalents outstanding during the period ..........   9,052             7,568
                                                          ------            ------

Income applicable to common shares and
    equivalents ........................................  $  489            $  194
                                                          ======            ======

Net income per share ...................................  $  .05            $  .03
                                                          ======            ======


FULLY DILUTED EARNINGS PER SHARE COMPUTATION:

Average shares outstanding .............................   8,612             7,182

Net effect of options-
based on the treasury stock method .....................     523               386
                                                          ------            ------

Weighted average number of common shares
and equivalents outstanding during the period ..........   9,135             7,568
                                                          ------            ------

Income applicable to common shares and
    equivalents ........................................  $  489            $  194
                                                          ======            ======

Net income per share ...................................  $  .05            $  .03
                                                          ======            ======
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